Consent of Independent Certified Public Accountant

         I consent to the use in this Registration Statement on Form SB-2 of my report dated October 30, 2001, relating to the financial statements of Dig-it Underground (a proprietorship), and to the reference to my firm under the caption "Experts" in the Prospectus.

                                      /s/ Quintanilla

                                      A Professional Accountancy Corporation
                                      Laguna Niguel, California

                                      January 4, 2002